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Veradigm Announces Updated Presentation Time for Upcoming Investor Conference

September 08, 2026

CHICAGO--(BUSINESS WIRE)—September 8, 2026 -- Veradigm® (OTCMKTS: MDRX), a leading provider of clinical and revenue cycle solutions for independent practices, announced today that it will now present at the 2026 Jefferies Healthcare Services and Technology Conference on September 15th at 3:35PM CT. A live webcast of the fireside chat will be available at the Veradigm investor relations website.

About Veradigm®

Veradigm has a proven history of delivering clinical and revenue cycle solutions that help independent practices improve outcomes and financial performance. Our AI-forward data and technology also help over 20,000 provider practices connect with health plans and biopharma to eliminate inefficiencies, close care gaps, and create a more affordable health system.

© 2026 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or Company names are the property of their respective holders, all rights reserved.

For more information contact:

Investors:
Steven Halper

312-506-1237

steven.halper@veradigm.com

Media:

Katie Wilson 601-398-7000

katie.wilson@veradigm.com

Source: Veradigm